Exhibit 99.1

Diplomat Announces 3rd Quarter Financial Results

Revenue Increased 49%, Net Income Increased 51%, Adjusted EBITDA Increased 94%

FLINT, Mich., Nov. 10, 2014 /PRNewswire/ — Diplomat Pharmacy, Inc. (NYSE: DPLO), the nation’s largest independent specialty pharmacy, announced financial results for the quarter ended September 30, 2014. All comparisons, unless otherwise noted, are to the quarter ended September 30, 2013.

Highlights include:

•                  Revenue of $595.5 million, an increase of 49%

•                  Total prescriptions dispensed of 209,000, an increase of 15%

•                  Gross margin of 6.7%, versus 5.8%

•                  Net income of $4.5 million, an increase of 51%

•                  Adjusted EBITDA of $10.6 million, an increase of 94%

•                  Continued integration of recent acquisitions

•                  Successfully completed Initial Public Offering (“IPO”) in October 2014

Phil Hagerman, Chairman and CEO of Diplomat, commented, “Our third quarter results continued to highlight the strong momentum in our business. We continue to be selected to distribute new innovative limited distribution drugs, like Imbruvica and Zydelig, as well as broadly distributed drugs, due to our high touch patient model and unique industry position. The integration of our acquisitions is progressing nicely, and they are contributing to our revenue and profitability growth. We believe that we are well positioned to continue to gain share in the fast-growing specialty pharmacy marketplace, and the public market provides us tremendous financial flexibility to carry out our strategy.”

Third Quarter Financial Summary:

Revenue for the third quarter of 2014 was $595.5 million, compared to $398.6 million in the third quarter of last year, an increase of 49%. The increase was the result of approximately $96 million of revenue from drugs that were new to the market or newly managed by Diplomat, approximately $20 million from further penetration of drugs that we dispensed a year ago, while holding price and mix constant, and approximately $28 million is attributed to our recent acquisitions.  The remaining increase is primarily attributable to a richer mix of high-priced drugs, the impact of manufacturer price increases and payor mix changes.

Gross profit in the third quarter of 2014 was $40.2 million, compared to $23.1 million in the year ago period and generated gross margin of 6.7% compared to 5.8%. The gross margin improvement in the quarter was driven by drug mix changes including the impact of our recent acquisitions and favorable pricing trends.

Selling, general and administrative expenses for the third quarter of 2014 were $34.3 million compared to $19.3 million in the third quarter of 2013. SG&A accounted for 5.8% of total revenues compared to 4.8% in the year ago period. The increase as a percentage of revenue is attributable to an increased mix of more labor-intensive drugs, expenses associated with our continued information technology investments, acquisition-related expenses and costs associated with becoming a public company.

Net income for the quarter was $4.5 million, or $0.12 per common share, compared to $3.0 million, or $0.09 per common share in the year-ago quarter.  On a diluted basis, we had net income per common share of $0.11 in the quarter, compared to $0.09 per common share in the year-ago quarter.  Diluted pro forma non-GAAP Adjusted EPS (“Adjusted EPS”) was $0.15 in the third quarter of this year and $0.06 in the third quarter of last year. Earnings per share calculations for all periods use, in the denominator, pre-IPO weighted average common shares outstanding.  In future reporting periods, our share counts will be dramatically impacted by our IPO in October 2014, as all pre-IPO common and preferred shares converted to a single class of common stock upon the IPO, and we also issued 11.0 million new shares of common stock in the IPO.

Adjusted EBITDA for the third quarter was $10.6 million, versus $5.5 million in the third quarter of 2013.

As of September 30, 2014, we had cash and cash equivalents of $15.8 million, compared to $9.1 million at December 31, 2013, $76.6 million outstanding on our revolving line of credit and $19.8 million of additional debt. Subsequent to the third quarter, we completed the IPO, which resulted in $130.6 million of net proceeds, and subsequently paid off all debt, including the balance on our line of credit.  The remaining net proceeds of $34.2 million will be used for working capital and other general purposes.

2014 Financial Outlook

For the full-year 2014, we expect revenue between $2.1 billion and $2.3 billion, Net income between $9 million and $11 million and Adjusted EBITDA between $31 million and $33 million. While our profitability in the fourth quarter of 2014 may be lower than our third quarter 2014 results, as a result of occasional seasonality in our cost of goods sold, much as it was from the first quarter to the second quarter of this year — when measured on a year over year basis, we expect to continue to show growth.

Earnings Conference Call Information

As previously announced, the company will hold a conference call to discuss its third quarter performance this evening, November 10, 2014, at 5:00 p.m. Eastern Time. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 877-201-0168 or 647-788-4901 for international callers, and referencing participant code 25799604 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of the Company’s website and an audio file of the call will also be archived for 90 days at ir.diplomat.is.

About Diplomat

Diplomat (NYSE: DPLO) serves patients and physicians in all 50 states. Headquartered in Flint, Michigan, the company focuses on medication management programs for people with complex chronic diseases, including oncology, immunology, hepatitis, multiple sclerosis, HIV, specialized infusion therapy and many other serious or long-term conditions. Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients, and the rest falls into place.” Today, that tradition continues — always focused on improving patient care and clinical adherence. For more information visit www.diplomat.is. Follow us on Twitter and LinkedIn and like us on Facebook.

Non-GAAP Information

Adjusted EPS adds back the impact of all amortization of intangible assets, net of pro forma tax. Amortization of intangible assets arises from the acquisition of intangible assets in connection with our business acquisitions. We exclude amortization of intangible assets from Adjusted EPS because we believe the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributes to revenue in the periods presented as well as future periods and should also note that such expenses will recur in future periods.  We present this non-GAAP measure on a pro forma basis solely related to our change in income tax status in early 2014 from an S Corporation to a C Corporation, and give effect to our election to be a C Corporation as if that decision was made effective January 1, 2013.  A reconciliation of Adjusted EPS, a non-GAAP measure, to EPS as prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), can be found in the appendix.

We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, share-based compensation, restructuring and impairment charges, equity loss of non-consolidated entity, and certain other items that we do not consider indicative of our ongoing operating performance (which items are itemized in the appendix in the reconciliation to net income). We consider Adjusted EBITDA and Adjusted EPS to be supplemental measures of our operating performance. We present Adjusted EBITDA and Adjusted EPS because they are used by our Board of Directors (the “Board of Directors” or “Board”) and management to evaluate our operating performance. They are also used as a factor in determining incentive compensation, for budgetary planning and forecasting overall financial and operational expectations, for identifying underlying trends and for evaluating the effectiveness of our business strategies. Further, we believe they assist us, as well as investors, in comparing performance from period to period on a consistent basis. Adjusted EBITDA is not in accordance with, or an alternative to, GAAP measurements.  In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles.  Further, other companies in our industry may calculate Adjusted EBITDA or Adjusted EPS differently than we do and these calculations may not be comparable to our metrics. A reconciliation of Adjusted EBITDA, a non-GAAP measure, to net income can be found in the appendix.

Forward Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include the Company’s expectations regarding revenues, Adjusted EBITDA, market share, the performance of acquisitions and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements.  These risks and uncertainties include: our ability to adapt to changes or trends within the specialty pharmacy industry; significant and increasing pricing pressure from third-party payors; our relationships with key pharmaceutical manufacturers; bad publicity about, or market withdrawal of, specialty drugs we dispense; a significant increase in competition from a variety of companies in the health care industry; our ability to expand the number of specialty drugs we dispense and related services; maintaining existing patients; revenue concentration of the top specialty drugs we dispense; our ability to maintain relationships with a specified wholesaler and pharmaceutical manufacturer; increasing consolidation in the healthcare industry; managing our growth effectively; limited experience with acquisitions; and the additional factors set forth in “Risk Factors” in Diplomat’s prospectus dated October 9, 2014 and in subsequent reports filed with or furnished to the Securities and Exchange Commission.  Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:
Bob East, Westwicke Partners
443-213-0500 | Diplomat@westwicke.com

MEDIA CONTACT:

Jenny Cretu, Diplomat
810.768.9370 | jcretu@diplomat.is

DIPLOMAT PHARMACY, INC.

Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2014	2013
	(Dollars in Thousands, Except Par Values)
ASSETS
Current assets:
Cash and cash equivalents	$15,787	$9,109
Accounts receivable, net	135,396	110,294
Inventories	67,230	56,454
Deferred income taxes	603	—
Prepaid expenses and other current assets	2,897	1,924
Total current assets	221,913	177,781

Property and equipment, net	12,967	12,378
Capitalized software for internal use, net	10,217	6,564
Goodwill	23,172	1,537
Definite-lived intangible assets, net	46,762	7,100
Investment in non-consolidated entity	4,990	5,577
Other noncurrent assets	2,641	840

Total assets	$322,662	$211,777

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$172,183	$142,353
Line of credit	76,562	62,622
Short-term debt, including current portion of long-term debt	3,960	6,693
Accrued compensation	2,424	2,703
Income taxes payable	272	—
Other accrued expenses	6,447	2,296
Total current liabilities	261,848	216,667

Long-term debt, less current portion	15,888	18,849
Deferred income taxes	3,889	—
Other noncurrent liabilities	2,927	673
Redeemable Common Shares ($1.00 par value; 2,423,616 outstanding shares at September 30, 2014 and 3,187,500 outstanding shares at December 31, 2013)	31,507	53,370

Total liabilities	316,059	289,559
Redeemable Series A Preferred Stock ($0.001 par value; 6,222,000 authorized shares at September 30, 2014; 6,211,355 issued and outstanding shares at September 30, 2014)	101,815	—

Shareholders’ deficit:
Common stock:
Class A Voting Common Stock ($1.00 par value; 42,500,000 authorized shares; 1,657,500 issued and outstanding shares at September 30, 2014 and December 31, 2013)	—	—
Class B Nonvoting Common Stock ($1.00 par value; 807,500,000 authorized shares; 31,678,743 issued and outstanding shares at September 30, 2014 and 31,492,500 issued and outstanding shares at December 31, 2013)	4	4
Class C Voting Common Stock ($1.00 par value; 6,222,000 authorized shares; none issued or outstanding)	—	—
Additional paid-in capital	(108,504)	4,186
Retained earnings (accumulated deficit)	8,484	(81,972)
Total Diplomat Pharmacy shareholders’ deficit	(100,016)	(77,782)
Noncontrolling interest	4,804	—
Total deficit	(95,212)	(77,782)

Total liabilities and deficit	$322,662	$211,777

DIPLOMAT PHARMACY, INC.

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Dollars in Thousands, Except Per Share Amounts)

Net sales	$595,529	$398,627	$1,602,881	$1,103,152
Cost of goods sold	(555,364)	(375,497)	(1,503,639)	(1,039,379)

Gross profit	40,165	23,130	99,242	63,773

Selling, general and administrative expenses	(34,306)	(19,331)	(85,330)	(55,321)
Income from operations	5,859	3,799	13,912	8,452

Interest expense	(734)	(512)	(1,629)	(1,454)
Change in fair value of redeemable common shares	6,916	—	7,873	—
Termination of existing stock redemption agreement	(4,842)	—	(4,842)	—
Equity loss of non-consolidated entity	(377)	(319)	(1,087)	(629)
Other income	146	40	663	153

Income before income taxes	6,968	3,008	14,890	6,522
Income tax expense	(2,427)	—	(6,984)	—

Net income / net comprehensive income	4,541	3,008	7,906	6,522
Less net income (loss) attributable to noncontrolling interest	—	—	—	—

Net income / net comprehensive income attributable to Diplomat Pharmacy	4,541	3,008	7,906	6,522
Net income allocable to preferred shareholders	745	—	1,062	—
Net income allocable to common shareholders	$3,796	$3,008	$6,844	$6,522

Net income per common share:
Basic	$0.12	$0.09	$0.22	$0.20
Diluted	$0.11	$0.09	$0.20	$0.19

Weighted average common shares outstanding (in thousands):
Basic	31,637	33,142	31,474	33,142
Diluted	33,952	33,936	33,822	33,845

Pro Forma Data:
Income before income taxes	$6,968	$3,008	$14,890	$6,522
Income tax expense	(2,427)	(1,051)	(4,620)	(2,294)

Net income / net comprehensive income	4,541	1,957	10,270	4,228
Less net income (loss) attributable to noncontrolling interest	—	—	—	—

Net income / net comprehensive income attributable to Diplomat Pharmacy	4,541	1,957	10,270	4,228
Net income allocable to preferred shareholders	745	—	1,379	—
Net income allocable to common shareholders	$3,796	$1,957	$8,891	$4,228

Pro forma net income per common share:
Basic	$0.12	$0.06	$0.28	$0.13
Diluted	$0.11	$0.06	$0.26	$0.12

DIPLOMAT PHARMACY, INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2014	2013
	(Dollars in Thousands)

Cash Flows From Operating Activities
Net income	$7,906	$6,522
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,331	2,786
Change in fair value of redeemable common shares	(7,873)	—
Change in fair value of contingent consideration	657	—
Termination of existing stock redemption agreement	4,842	—
Share-based compensation expense	1,828	671
Equity loss of non-consolidated entity	1,087	629
Net provision for doubtful accounts	3,257	437
Amortization of debt issuance costs	276	144
Deferred income tax expense	3,286	—
Gain on disposal of property and equipment	(11)	(7)
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable	(18,563)	(27,705)
Inventories	(6,913)	479
Accounts payable	26,192	16,598
Other assets and liabilities	(1,998)	(405)
Net cash provided by operating activities	19,304	149

Cash Flows From Investing Activities
Payments to acquire business, net of cash acquired	(51,599)	—
Expenditures for capitalized software for internal use	(5,758)	(3,521)
Expenditures for property and equipment	(834)	(597)
Capital investment in and loans to non-consolidated entity	(500)	(2,500)
Net repayment (issuance) of related parties’ notes receivable	150	(54)
Net proceeds from sales of equipment	21	26
Net cash used in investing activities	(58,520)	(6,646)

Cash Flows From Financing Activities
Net proceeds from line of credit	13,940	16,061
Payments on long-term debt	(5,693)	(9,475)
Proceeds from sale of preferred stock, net of transaction costs	101,815	—
Payments associated with stock and stock option redemptions	(62,800)	—
Payments of stock offering costs	(1,368)	—
Shareholder distributions	—	(89)
Net cash provided by financing activities	45,894	6,497

Increase in cash and cash equivalents	6,678	—

Cash and cash equivalents at beginning of period	9,109	—

Cash and cash equivalents at end of period	$15,787	$—

Supplemental Cash Flow Information
Issuance of Class B Nonvoting Common Stock as partial consideration for a business acquisition	$12,000	$—
Cash paid for interest	1,411	1,169
Cash paid for income taxes	3,426	—

Adjusted EBITDA

The table below presents a reconciliation of net income to Adjusted EBITDA for the periods indicated:

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
	(Dollars in thousands) (unaudited)
Net income	$4,541	$3,008	$7,906	$6,522
Depreciation and amortization	2,786	965	5,331	2,786
Interest expense	734	512	1,629	1,454
Income tax expense	2,427	—	6,984	—
EBITDA	$10,488	$4,485	$21,850	$10,762

Share-based compensation expense	$693	$216	$1,828	$671
Restructuring and impairment charges	—	—	—	50
Change in fair value of redeemable common shares	(6,916)	—	(7,873)	—
Termination of existing stock redemption agreement	4,842	—	4,842	—
Equity loss of non-consolidated entity	377	319	1,087	629
Severance and related fees	109	10	364	129
Merger and acquisition related fees	603	187	1,774	349
Private company expenses	—	47	180	104
Tax credits and other	—	—	(419)	—
IT operating leases (discontinued mid-2014)	395	206	1,042	480
Adjusted EBITDA	$10,591	$5,470	$24,675	$13,174

Adjusted EPS (diluted)

Below is a reconciliation of the Company’s pro forma diluted net income per common share to pro forma diluted non-GAAP Adjusted EPS for the periods indicated. We present this non-GAAP measure on a pro forma basis solely related to our change in income tax status in early 2014 from an S Corporation to a C Corporation, and give effect to our election to be a C Corporation as if that decision was made effective January 1, 2013.

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per share data) (unaudited)
Net income allocable to common shareholders	$3,796	$1,957	$8,891	$4,228
Amortization of intangible assets	1,789	—	2,650	—
Income tax impact of amortization	(623)	—	(822)	—

Non-GAAP net income allocable to common shareholders	$4,962	$1,957	$10,719	$4,228

Net income per common share	$0.11	$0.06	$0.26	$0.12
Amortization of intangible assets	0.05	—	0.08	—
Income tax impact of amortization	(0.01)	—	(0.02)	—
Non-GAAP net income per common share	$0.15	$0.06	$0.32	$0.12